UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 29, 2023

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

Letter to Shareholders

On December 29, 2023, Kent Wilson, the Chief Executive Officer of Alpine 4 Holdings, Inc., a Delaware corporation ("Corporate"), issued a letter to shareholders and the public. The text of the letter follows.

Dear Valued Shareholders,

This year has posed formidable challenges. Our performance has fallen well short of expectations for Corporate, our Subsidiaries, and for our Shareholders. A shortcoming that has distanced us from our full potential. To be candid, the Company grapples with unparalleled challenges, and it is imperative to acknowledge the intricate and obstacle-laden path ahead. Some of the challenges we face are the result of internal decision-making, most notably financial restatements and an auditor switch that resulted in delayed filings. Despite our aspirations, this change, intended to propel Alpine 4 to greater heights, has had the opposite effect. In Q2 2023, when we filed our 10-Q ahead of schedule, it appeared that our "new era" was moving into full swing. That came to a grinding halt as the Q3 2023 10-Q went late. It's important to note that when the Company is in an untimely filing status, it hinders the Company's ability to raise money. It also prohibits the Company from putting human capital resources into areas of the business that desperately need attention and various other causational issues that disrupt business operations. The Board, Audit Committee, our CFO, and I are extremely concerned with the delinquency of these filings, and we are addressing all external and internal aspects that have contributed to this.

Additionally, there are concerning external factors rising all around us. Significant shifts in capital markets, tighter banking restrictions, rising interest rates, and record bankruptcies impact not only us but our customers as well. That said, despite these challenges, there are many positive opportunities still ahead of us, and as we move past the challenges outlined above, the Company will again be able to progress towards seizing these opportunities.

Workforce and Compensation:

In Q2 2023, the Company mandated a comprehensive effort to limit raises and/or bonuses to Corporate or Subsidiary executives unless that specific job was below the market rate. Further, in Q3 & Q4 2023, the Alpine 4 executive team and myself took additional compensation cuts. We are also optimizing subsidiary management and directing resources toward personnel capable of driving sales. Moreover, the recruitment of new, more seasoned accounting staff aims to end the cycle of delayed financial reporting. The Company and its subsidiaries have and will continue to explore ways to cut fixed expenses and restructure debts favorably and shall continue to do so well into 2024.

Financial Initiatives:

In August, we initiated an S-1 filing to secure additional capital, culminating in a disclosed $32 million three-year equity line of credit deal with Ionic Ventures. This transaction facilitates continued investment in subsidiaries with high potential and offers flexibility in utilizing equity. It's important to note that investments in important and growing products such as drones, batteries, and other emerging products will be dependent on our ability to access fresh capital, hence why this transaction is important.

Realignment of Subsidiaries:

Over the next year, our capital-raising efforts will be coupled with targeted cost reductions. This includes the sale or winding down of subsidiaries that do not align with our future strategic goals and mission of the Company. With that said, I am pleased to announce the execution of a binding Letter of Intent to sell the Morris Sheet Metal group of companies in an asset purchase sale to Bright Sheet Metal of Indianapolis, Indiana. I am grateful to see the employees of MSM and the legacy of that Company continue. Simultaneously, we have initiated a strategic review of Excel Construction Services of Twin Falls, Idaho, which may include the closing of the subsidiary. Finally, the Company has received interest from external parties for its Alternative Laboratories subsidiary and is currently in ongoing discussions with these external parties.

Strategic Direction:

It has become apparent that our shareholder base is predominantly comprised of investors interested in our technologies, and for this reason, our resources and efforts will now be more focused on our Driver and Technology-based subsidiaries.

Vayu: Since the departure of Vayu's former President, the Company has undergone strategic reassessment. Our COO, Jeff Hail, and I have embedded ourselves in the business of Vayu and its team. After a careful review of our resources and inventory previously dedicated to fulfilling the All-American Contracting Supply Agreement, we feel that the best path forward for the current built inventory is to make these airframes available for additional opportunities, whether it be sales or supplying test airframes to Global Autonomous Corporation. To date, Alpine has not received any funds towards our Supply Agreement with All American Contracting, and they have indicated that they will not be able to continue with the $5 million P.O. as their end customer has not been able to procure the funds needed to purchase these drones. However, the Supply Agreement with All American Contracting is still in effect, and when they are ready, we are open to helping fulfill their needs.

In May coupled with our trip to Dubai, UAE, I initiated a strategic effort within Vayu to actively pursue new opportunities in geographic areas conducive to Beyond Visual Line of Sight (BVLOS) flights. Our focus has been on exploring prospects in the Persian Gulf region, with a particular emphasis on Dubai. Over the past 60 days, a significant milestone has been achieved for both Vayu and Global Autonomous conducting the VTC (Validation Test Campaign) flight testing in November. This testing was conducted as the first phase of certifying the G1 Airframe for BVLOS flying in Dubai and neighboring regions.

The completion of this VTC flight testing represents a crucial step forward, and we anticipate that the certification obtained will unlock opportunities with various clients in the Gulf region and beyond. We are confident that this achievement positions us favorably in the global market. Currently, our team is awaiting the results of the Dubai Civil Aviation Authority's thorough review of our flight testing.

We understand that many shareholders have eagerly inquired about the status of this certification process. It is important to note that such reviews can be a time-consuming endeavor, often taking several weeks or longer to complete. Rest assured that once the Dubai Civil Aviation Authority concludes its assessment, we will promptly communicate the results to our shareholders.

Elecjet: Elecjet extends its best wishes to Sam Gong as he departs from our Company. Since its inception, Elecjet has maintained a small US-based staff to ensure operational efficiency and concentrate on continuous product development. Presently, Elecjet is actively engaged in recruiting new battery engineers for our upcoming facility in San Jose, California. Our small-volume prototype line and laboratory will be housed within the new QCA (Quality Circuit Assembly) facility, with the move currently underway. The procurement of laboratory equipment will follow as financial circumstances permit.

Elecjet is currently collaborating with various Original Equipment Manufacturers (OEMs) in the Energy Storage Systems (ESS), Electric Vehicle (EV), and other diverse industries. While shareholders eagerly await updates on these partnerships, it is essential to acknowledge that it will take some time before the full functionality of the AX class of solid-state cells within their specific products is fully realized. This includes integration with battery management systems (BMS) and the utilization of our specific pouch cell design.

Beyond our Material Transfer Agreements (MTAs), Elecjet continues to provide quotes for AX Class cells to end users in sectors such as the Micro Power Grid and Marine industries. We are enthusiastic about sharing more details about the outcomes of these opportunities in 2024 as they progress and develop.

We have received numerous inquiries regarding the restocking of the Apollo ESS system. The Company successfully sold out its Apollo inventory in 2023 and is currently evaluating the manufacturing of additional units for sale. It's crucial to recognize that the Apollo was originally designed as a demonstrator product showcasing Elecjet's graphene technology for potential integration into other products. While it is indeed an outstanding product, the Company is actively exploring more cost-effective approaches to further production as resources permit.

As for the Powertote and other related products in collaboration with RCA, we have been working with our contract manufacturer responsible for assembling these products. We are diligently addressing new enhancements and requirements needed to have a competitive product and are working closely with our manufacturer to implement these changes, ensuring that the product meets market-ready standards. We appreciate your patience and understanding as we work towards delivering high-quality and reliable products to our valued customers.

RCA Commercial: RCA Commercial will be actively participating in the upcoming Consumer Electronics Show (CES) scheduled to take place in Las Vegas in January 2024. CES is renowned as a premier global event that showcases the latest innovations and technological advancements in the consumer electronics industry. It provides an excellent platform for industry leaders, innovators, and enthusiasts to come together, exchange ideas, and explore emerging trends.

It is important to show our customers the significance of staying at the forefront of technological developments. Our attendance at CES aligns with our commitment towards innovation and excellence. We are eager to leverage this opportunity to showcase our latest products, engage with industry professionals, and to foster meaningful connections with partners and stakeholders.

Our team will be available at the RCA booth during the event, and we cordially invite you to visit our booth and witness firsthand the cutting-edge technologies that RCA Commercial is bringing to the market.

As we conclude 2023 and approach 2024, we want to thank the shareholders who have stood by us through the highs and lows over the past two years. Anticipating the opportunities that the New Year holds, we eagerly welcome all the possibilities it brings and are excited to embrace the fresh prospects ahead.

Best regards,

Kent Wilson
CEO / President / Co-Founder

About Alpine 4 Holdings: Alpine 4 Holdings, Inc. is a Nasdaq traded Holding Company (trading symbol: ALPP) that acquires business, wholly, that fit under one of several portfolios: Aerospace, Defense Services, Technology, Manufacturing or Construction Services as either a Driver, Stabilizer or Facilitator from Alpine 4's disruptive DSF business model. Alpine 4 works to vertically integrate the various subsidiaries with one another even if from different industries. Alpine 4 understands the nature of how technology and innovation can accentuate a business, focusing on how the adaptation of new technologies, even in brick-and-mortar businesses, can drive innovation. Alpine 4 also believes that its holdings should benefit synergistically from each other, have the ability to collaborate across varying industries, spawn new ideas, and create fertile ground for competitive advantages.

Four principles at the core of our business are Synergy. Innovation. Drive. Excellence. At Alpine 4, we believe synergistic innovation drives excellence. By anchoring these words to our combined experience and capabilities, we can aggressively pursue opportunities within and across vertical markets. We deliver solutions that not only drive industry standards, but also increase value for our shareholders.

Contact: Investor Relations

investorrelations@alpine4.com
www.alpine4.com

Forward-Looking Statements

This Report and the exhibit(s) attached hereto, including the disclosures set forth herein, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “intends,” “anticipates,” “expects,” “estimates,” “believes” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Report or hereafter, including in other publicly available documents filed with the Commission, reports to the stockholders of the Company and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect the Company’s business and the accuracy of the forward-looking statements contained herein. The Company’s actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements. The Company expressly disclaims any obligation or intention to update these forward-looking statements contained in this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: December 29, 2023